SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 27, 2000

RSA Security Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-25120 (Commission File Number)	04-2916506 (IRS Employer Identification No.)

36 Crosby Drive; Bedford, Massachusetts (Address of principal executive offices)	01730 (Zip Code)

Registrant’s telephone number, including area code: (781) 301-5000

N/A
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

(In thousands, except share data)

In the third and fourth quarters of 1999, RSA Security Inc. (the “Company”) purchased put options and sold call options (“the Derivative Instruments”) on its investment in VeriSign, Inc. (“VeriSign”) common stock to ensure that at least a portion of the unrealized gain on this investment was fully hedged and ultimately realized. On November 27, 2000, a subsidiary of the Company, RSA Security Business Trust, a Massachusetts business trust (the “MBT”) and the holder of the Company’s 4,000,000 VeriSign shares and the Derivative Instruments, exercised its right to terminate the Derivative Instruments. The settlement of the Derivative Instruments involved the sale and delivery of 1.4 million VeriSign shares to one of the option counterparties, resulting in no net cash proceeds to the MBT.

Also on November 27, 2000, the MBT entered into three forward contracts and one variable delivery forward contract (the “Financial Instruments”) with respect to the remaining 2.6 million VeriSign shares held by the MBT. Upon execution of the Financial Instruments, the MBT received cash proceeds of $137,750.

Immediately following the execution of the Financial Instruments, the MBT contributed the remaining 2.6 million shares of VeriSign to Crosby Finance, LLC, a Delaware limited liability company (the “LLC”) of which the MBT is a 99% member. Also, the MBT, the LLC and the counterparty to the Financial Instruments concurrently entered into an agreement, pursuant to which all of the MBT’s rights and obligations in the Financial Instruments were assumed by the LLC. The LLC is a bankruptcy-remote qualifying special purpose entity, established to securitize the VeriSign shares, and the transfer has been accounted for as a sale under Statement of Financial Accounting Standards No. 125, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” Accordingly, the LLC will not be consolidated for accounting purposes by the Company.

In the settlement of the Derivative Instruments, the MBT realized a net pretax gain of $46,004, which is comprised of a pretax gain of $91,678 on the disposal of the 1.4 million VeriSign shares and a loss of $45,674 on the termination of the Derivative Instruments. The MBT also realized a pretax gain of $101,445, net of estimated transaction fees of $2,500, upon the transfer of the Financial Instruments to the LLC.

On a pro forma basis, if the transaction described above had occurred on September 30, 2000, the net effect would have been a decrease in total assets and total liabilities of $595,839 and $557,638, respectively, and a net increase in pretax income from investing activities of $147,449. The Company considers income from investing activities non-operating income.

The MBT’s 99% retained interest in the LLC will be accounted for under the Emerging Issues Task Force Issue No. 96-12, “Recognition of Interest Income and Balance Sheet Classification of Structured Notes.”

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired.

      Not Applicable

(b) Pro Forma Financial Information

      Not Applicable

(c) Exhibits

      See the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2000

RSA Security Inc.

(Registrant)

By: /s/ John F. Kennedy

Name: John F. Kennedy
Title: Senior Vice President, Finance
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.

Description

2.1

Assets Contribution Agreement dated as of November 27, 2000 between
RSA Security Business Trust and Crosby Finance, LLC.

2.2

Novation Agreement dated November 27, 2000 among Deutsche Bank
AG London, Deutsche Bank Securities Inc., RSA Security Business Trust
and Crosby Finance, LLC.